Exhibit 99.1
From: Ryan Levenson [mailto:ryanl@privetfund.com]

Sent: Thursday, February 02, 2012 1:06 PM

To: Greg Lewis

Cc: Ben Rosenzweig; Miller, Rick

Subject: Privet Fund LP Notice of Nomination for Election of Directors

Greg,

Attached please find our formal Notice of Nomination for Election of Directors.  We are also sending a physical copy via overnight delivery.

We are in receipt of yesterday afternoon’s electronic letter from Lonnie in response to our telephonic conversation on Monday, January 30th.  The letter was a strongly-worded rejection of our “proposal”.  In fact, up to this point we have made no such proposal.  The purpose of Monday’s call (and subsequent email summary of the call) was to inform you of our belief that the company would benefit from the inclusion of new directors and to engage in a productive discussion in furtherance of that end.  We sent you a draft nomination package that contained all of the information about each candidate necessary to include on the company’s proxy statement to facilitate such a dialogue.

Further, as we stated on the phone with you, Greg, as well as your outside counsel, it is our belief that, in addition to the four incumbent directors, there is currently one vacant seat on the company’s Board.  Lonnie’s letter implies that there will only be four directors nominated.  Please confirm this is true.

It was further stated and written that we “seek to work constructively with the management teams in which we invest and we hope to do so with you and Lonnie”.  This is why we refrained from formally nominating our prospective candidates without first discussing the matter with you.  It was our hope that we could reach some type of resolution in order to “minimize disruption and expense”.  The only reason a deadline was set was to enable us to preserve our rights under the company’s bylaws in the event that you were not receptive to an open discussion.  The attached Notice of Nomination is an exercise of our rights as shareholders.  We still remain committed to establishing a constructive dialogue if the company is amenable.  Your letter, however, did not give us much to work with.

Throughout our numerous conversations (including our approximately four hour visit to the company’s Nashville headquarters) it should have become apparent that we have been exploring ways in which the company can improve its operating and capital allocation capabilities.  For Lonnie to imply that these talks did not result in constructive ideas is simply disingenuous.

Finally, in response to your concern of possible non-compliance with securities laws, we can assure you that we are acutely aware of the relevant legal requirements.  Privet will (as it always has) fully discharge its obligations.

Please feel free to contact us if there is a desire to work collaboratively, rather than contentiously.

Best Regards,

Ryan Levenson and Ben Rosenzweig

Ryan Levenson
Privet Fund Management LLC
3280 Peachtree Road, NE  Suite 2670
Atlanta, GA 30305
(404) 419-2677

PRIVET FUND LP
3280 PEACHTREE ROAD
SUITE 2670
ATLANTA, GA 30305
(404) 419-2670

February 2, 2012

BY ELECTRONIC MAIL AND OVERNIGHT DELIVERY

Attn:  R. Gregory Lewis, Vice President, Chief Financial Officer and Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
P.O. Box 24300
Nashville, Tennessee 37202

Re:           Notice of Nomination of Persons for Election as Directors and Solicitation Notice

Dear Mr. Lewis,

Privet Fund LP, a Delaware limited partnership (“Privet Fund”), is the beneficial owner of a total of 521,524 shares of the Common Stock, $0.05 par value per share (“Common Stock”), of J. Alexander’s Corporation (the “Company”), of which one share is held of record directly by Privet Fund. As you know, Privet Fund is one of the Company’s largest shareholders and, as we discussed on Monday, January 30, 2012, we believe that the Company would benefit from the experience and perspective that could be provided from new directors.  We reviewed with you the qualifications of certain individuals that we believe would be valuable additions to the Company’s Board of Directors.  To facilitate the Company’s evaluation, we provided detailed written backgrounds on each proposed nominee contemporaneously with our discussion.  Finally, we expressed our desire to work cooperatively and constructively with management for the benefit of all shareholders.

Since you declined to engage in any discussion during our call, we requested a response from the Company by the close of business on Wednesday, February 1, 2012.  Regrettably, the Company’s response was to dismiss our efforts at constructive dialogue.  This leaves Privet Fund no option other than to submit our nominations in accordance with the Company’s Amended and Restated Bylaws in order to preserve our rights.

J. Alexander’s Corporation
February 2, 2012

Therefore, in accordance with Section 3A of the Company’s Bylaws, Privet Fund is submitting this letter to nominate four persons for election to the Board of Directors of the Company (the “Board”) at the Company’s 2012 Annual Meeting of Stockholders (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  The persons Privet Fund is nominating for election are Messrs. Todd Diener, Ryan Levenson, James Pappas and Ben Rosenzweig (each a “Nominee” and, collectively, the “Nominees”).

As required by Section 3A of the Company’s Bylaws, we hereby advise you that:

1.
The information regarding each of the Nominees that would be required to be disclosed in connection with a solicitation of proxies for the election of such nominees as directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Act”), is set forth on Schedule A hereto.

2.	The consents of each of the Nominees to serve as a director of the Company, if so elected, are attached on Schedule A hereto.

3.
Privet Fund’s name and current address is set forth above; Privet Fund’s address as it appears on the Company’s books is 50 Old Ivy Rd., Suite 150, Atlanta, GA 30342; the address of each beneficial owner described below is c/o Privet Fund at the address set forth above; and the names and addresses of the Nominees are set forth on Schedule A hereto.

4.
Privet Fund represents that, as of the date hereof, (i) it is the beneficial owner of 521,524 shares of Common Stock of the Company entitled to vote for the election of directors (of which one share is held of record), (ii) it does not have any rights to acquire Common Stock other than as set forth herein, (iii) it undertakes to continue to hold its shares of Common Stock through the record date for the Annual Meeting; and (iv) it intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees in the event the Company does not accept the Nominees as nominees of the Board.

5.
Privet Fund Management LLC, as the Managing Partner of Privet Fund, may be deemed under Rules 13d-3 and 13d-5 of the Act to be the beneficial owner of 547,881 shares of Common Stock of the Company entitled to vote for the election of directors (of which no shares are held of record by Privet Fund Management LLC), including the 521,524 shares of Common Stock held by Privet Fund and 26,357 shares of Common Stock held by Privet Fund Management LLC in a separately managed account pursuant to which the account owner has delegated all voting and dispositive power to Privet Fund Management LLC.

6.
Ryan Levenson, as the Managing Member of Privet Fund Management LLC, may be deemed under Rules 13d-3 and 13d-5 of the Act to be the beneficial owner of 547,881 shares of Common Stock of the Company entitled to vote for the election of directors (of which no shares are held of record by Mr. Levenson), including the shares of Common Stock owned by Privet Fund Management LLC.

J. Alexander’s Corporation
February 2, 2012

7.
In the event the Company does not accept the Nominees as nominees of the Board, Privet Fund intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation’s voting shares to elect the Nominees (the “Proposed Solicitation”).

Privet Fund remains hopeful that the Company will accept the Nominees and recommend that the Company’s shareholders vote to elect the Nominees in order to avoid a public proxy contest.  However, as noted above, we are prepared to move forward with a proxy solicitation if necessary.

In the event the Company does not accept the Nominees as nominees of the Board and the Proposed Solicitation occurs, we currently anticipate that the participants (as contemplated within the meaning of Item 4 of Schedule 14A) in the Proposed Solicitation would include the Nominees, Privet Fund and Privet Fund Management LLC (the “Proposed Participants”).  To the knowledge of Privet Fund, as the date hereof and except as set forth herein (including the schedule), (i) during the past ten years, no Proposed Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Proposed Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Proposed Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Proposed Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Proposed Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Proposed Participant is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Proposed Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Proposed Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Proposed Participant or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Proposed Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Proposed Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.  Privet Fund believes the Nominees would not be barred from being considered independent under the independence requirements of NASDAQ and the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K under the Act.  The Proposed Participants may effect purchases of securities through margin accounts maintained with prime brokers, which may extend margin credit as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules, and the prime brokers’ credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts.

J. Alexander’s Corporation
February 2, 2012

In the event any of the Nominees are elected to the Board, we may seek to have the costs of the nomination and, if applicable, solicitation of proxies reimbursed by the Company. If such reimbursement is approved by the Board, stockholder approval would not be required.

In the event you believe we have failed to provide the information required under the Company’s Bylaws, please contact us immediately.  Unless we hear from you otherwise, we will assume that this notice has been accepted by the Company as timely and in compliance with the Company’s Bylaws.

If you have any questions regarding this material, please contact Rick Miller (404-572-6787) or Eliot Robinson (404-572-6785) of Bryan Cave LLP.

Kindly sign the enclosed copy of this letter and return it to us in the enclosed envelope to acknowledge receipt.

Very truly yours,

PRIVET FUND LP,

By:	PRIVET FUND MANAGEMENT LLC, Managing Partner of Privet Fund LP

/s/ Ryan Levenson
Ryan Levenson
Title: Managing Member

Receipt of a copy of the foregoing letter and all attachments thereto is acknowledged.

J. ALEXANDER’S CORPORATION
By:
Name:
Title:

cc:	Rick Miller, Bryan Cave LLP
Eliot W. Robinson, Bryan Cave LLP

SCHEDULE A

PRIVET FUND LP

DIRECTOR NOMINATION NOTICE

1.	Nominee Information and Consents

1.1	Todd Diener

1.2	Ryan Levenson

1.3	James Pappas

1.4	Ben Rosenzweig

2.	Stock Ownership Information

2.1	Nominee Stock Ownership

2.2	Proposed Participant 2-Year Trading History

1.	Stockholder Nominee Information

1.1	Information Required of Todd Diener

(a)	Identification of Nominee.

(i)	Full name: Todd E. Diener

(ii)	Business Address: 4901 Lorraine Drive, Frisco, TX 75034

(iii)	Age: 54

(b)
Employment and Business History.  Mr. Diener is currently a private investor. From 2005 until 2009, Mr. Diener was an executive officer of Brinker International, Inc. where he served as the President of Chili’s Grill & Bar and On the Border restaurants.  During this time, Chili’s was one of the largest casual dining restaurant chains in the world with more than 1,200 locations in the United States and 200 international locations in 28 countries.  In his role as President of Chili’s, Mr. Diener has led all aspects of the brand, including finance, P&L, marketing, operations, real estate, human resources and franchising.  Prior to his role as President of Chili’s and On the Border, Mr. Diener served in the roles of Executive Vice President and Chief Operating Officer of Brinker International, Inc., where he was responsible for more than 1,500 restaurants. In these roles, Mr. Diener oversaw company-owned and franchised operations for On the Border, Macaroni Grill, Maggiano’s and Corner Bakery Café restaurants in the United States and 24 other countries.  Mr. Diener worked for Chili’s and its parent company, Brinker International, Inc., for approximately 28 years.  Mr. Diener graduated from the Conrad Hilton School for Hotel and Restaurant Management at the University of Houston.

(c)
Directorships.  In the last five years, Mr. Diener has not held any directorships in any company with a class of securities registered pursuant to section 12 of the Act or subject to the requirements of section 15(d) of the Act or in any company registered as an investment company under the Investment Company Act of 1940.

(d)
Qualifications.  Privet Fund believes that Mr. Diener’s experience, background and leadership roles, including extensive experience developing and managing companies in the restaurant industry, will allow Mr. Diener to bring valuable expertise to the Company’s Board.

(e)
Relationship with the Company.  Mr. Diener has not previously been employed or held any other positions or offices or been party to any employment agreement, arrangements, transactions or other relationships with the Company or any parent, subsidiary or other affiliate of the Company.

(i)	To the best of Mr. Diener’s knowledge, he is not related by blood, marriage or adoption to any director, employee or nominee to become a director or officer of the Company.

(ii)
Mr. Diener is not an “interested person” under section 2(a)(19) of the Investment Company Act of 1940 and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

(f)	Stock Ownership. Mr. Diener is not, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act of 1934) of any securities of the Company.

(g)	Financing Arrangements. No arrangements exist for the financing of Mr. Diener as a nominee for election as a director of the Company.

(h)
Company Legal Proceedings. There are no material pending legal proceedings to which Mr. Diener is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

(i)	Other Legal Proceedings. During the last ten years:

(i)
No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for, the business or property of (a) Mr. Diener, (b) any partnership in which Mr. Diener was a general partner at or within two years before the time of such filing, or (c) any corporation or business association of which Mr. Diener was an executive officer at or within two years before the time of such filing.

(ii)	Mr. Diener has not been convicted in a criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and other minor offenses.

(iii)
Mr. Diener has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(1)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)	engaging in any type of business practice; or

(3)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

(iv)
Mr. Diener has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of Mr. Diener to engage in any activity described in paragraph (i)(iii)(1) of this section or to be associated with persons engaged in any such activity.

(v)
Mr. Diener has not been found by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission (the “Commission”) to have violated any Federal or State securities law where the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated.

(vi)
Mr. Diener has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(vii)
Mr. Diener has not been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(1)	Any Federal or State securities or commodities law or regulation;

(2)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(3)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(viii)
Mr. Diener has not been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

(j)
Compensation from Company.  Neither Mr. Diener nor any associate or immediate family member has had an employment contract with or received any form of compensation, including plan and non-plan compensation, during the last three years from any person for services rendered in all capacities to the Company and its subsidiaries.

(k)
Nominee Interest in Matters to be Acted Upon.  Mr. Diener does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than election as a director of the Company.

(l)	Arrangements Relating to the Solicitation. Mr. Diener was not selected as a nominee for director pursuant to any contract, arrangement or understanding with any person or company.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

CONSENT OF TODD DIENER TO SERVE AS DIRECTOR

I hereby consent to being named as a nominee for election as a director of J. Alexander’s Corporation in any notice or proxy statement published by Privet Fund LP or Privet Fund Management LLC in connection with the election of directors at the 2012 annual meeting of stockholders of J. Alexander’s Corporation, to be nominated for election at such meeting and to serve as a director of J. Alexander’s Corporation if so elected.

/s/ Todd Diener
Todd Diener

Date: 1/28/2012

1.2	Information Required of Ryan Levenson

(a)	Identification of Nominee.

(i)	Full name: Ryan James Levenson

(ii)	Business Address: 3280 Peachtree Rd., Suite 2670, Atlanta, GA 30305

(iii)	Age: 36

(b)
Employment and Business History.   Mr. Levenson is currently Principal and Managing Member of Privet Fund Management LLC, an investment firm, since its founding in February 2007.  Mr. Levenson  also currently serves as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation (NASDAQ: MIDD), a commercial foodservice equipment manufacturer with a market capitalization of approximately $1.5 billion.  Prior to founding Privet Fund Management LLC in February, 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company since 2003.  Prior to MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn’s long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity.  Mr. Levenson began his career as an analyst for CJS Securities. Mr. Levenson graduated from Vanderbilt University.

(c)
Directorships.  In the last five years, except as set forth in paragraph (b) above, Mr. Levenson has not been a director of any company with a class of securities registered pursuant to section 12 of the Act or subject to the requirements of section 15(d) of the Act or in any company registered as an investment company under the Investment Company Act of 1940.

(d)
Qualifications.  Privet Fund believes that Mr. Levenson’s significant experience, expertise and background with regard to financial matters and board-level experience will allow Mr. Levenson to bring valuable expertise to the Company’s Board.

(e)
Relationship with the Company.  Mr. Levenson has not previously been employed or held any other positions or offices or been party to any employment agreement, arrangements, transactions or other relationships with the Company or any parent, subsidiary or other affiliate of the Company.

(i)	To the best of Mr. Levenson’s knowledge, he is not related by blood, marriage or adoption to any director, employee or nominee to become a director or officer of the Company.

(ii)
Mr. Levenson is not an “interested person” under section 2(a)(19) of the Investment Company Act of 1940 and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).

(f)
Stock Ownership.  As of the date hereof, Mr. Levenson is not, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 under the Act of 1934) of any securities of the Company, other than the 547,881 shares of Common Stock beneficially owned by Privet Fund Management LLC, which includes 521,524 shares of Common Stock owned by Privet Fund.  Privet Fund Management LLC is the Managing Partner of Privet Fund, and Mr. Levenson is the Managing Member of Privet Fund Management LLC. Accordingly, Mr. Levenson may be deemed to hold shared voting and dispositive power with respect to the 26,357 shares of Common Stock owned by Privet Fund Management LLC and to be a beneficial owner of such shares.

(g)	Financing Arrangements. No arrangements exist for the financing of Mr. Levenson as a nominee for election as a director of the Company.

(h)
Company Legal Proceedings. There are no material pending legal proceedings to which Mr. Levenson is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

(i)	Other Legal Proceedings. During the last ten years:

(i)
No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for, the business or property of (a) Mr. Levenson, (b) any partnership in which Mr. Levenson was a general partner at or within two years before the time of such filing, or (c) any corporation or business association of which Mr. Levenson was an executive officer at or within two years before the time of such filing.

(ii)	Mr. Levenson has not been convicted in a criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and other minor offenses.

(iii)
Mr. Levenson has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(1)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)	engaging in any type of business practice; or

(3)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

(iv)
Mr. Levenson has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of Mr. Levenson to engage in any activity described in paragraph (i)(iii)(1) of this section or to be associated with persons engaged in any such activity.

(v)
Mr. Levenson has not been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law where the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated.

(vi)
Mr. Levenson has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(vii)
Mr. Levenson has not been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(1)	Any Federal or State securities or commodities law or regulation;

(2)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(3)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(viii)
Mr. Levenson has not been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

(j)
Compensation from Company.  Neither Mr. Levenson nor any associate or immediate family member has had an employment contract with or received any form of compensation, including plan and non-plan compensation, during the last three years from any person for services rendered in any capacities to the Company and its subsidiaries.

(k)
Nominee Interest in Matters to be Acted Upon.  Mr. Levenson does not have any substantial interest, direct or indirect, in any matter to be acted upon, other than election as a director of the Company, and except for any interest arising from the ownership of securities of the Company where Mr. Levenson receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class.

(l)	Arrangements Relating to the Solicitation. Mr. Levenson was not selected as a nominee for director pursuant to any contract, arrangement or understanding with any person or company.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

CONSENT OF RYAN LEVENSON TO SERVE AS DIRECTOR

I hereby consent to being named as a nominee for election as a director of J. Alexander’s Corporation in any notice or proxy statement published by Privet Fund LP or Privet Fund Management LLC in connection with the election of directors at the 2012 annual meeting of stockholders of J. Alexander’s Corporation, to be nominated for election at such meeting and to serve as a director of J. Alexander’s Corporation if so elected.

/s/ Ryan Levenson
Ryan Levenson

Date: 1/30/2012

1.3	Information Required of James Pappas

(a)	Identification of Nominee.

(i)	Full name: James Christopher Pappas

(ii)	Business Address: 1177 West Loop South, Suite 1650, Houston, TX 77027

(iii)	Age: 30

(b)
Employment and Business History.  Mr. Pappas is currently the Managing Member of JCP Investment Management, LLC and the sole member of JCP Investment Holdings, LLC, which are firms whose principal business is investing in securities. From 2005 until 2007, Mr. Pappas worked for The Goldman Sachs Group, Inc. (NYSE: GS), a multinational investment banking and securities firm, in the Investment Banking/Leveraged Finance Division.  Prior to Goldman Sachs, Mr. Pappas worked at Banc of America Securities, the investment banking arm of Bank of America (NYSE: BAC), a multinational banking and financial services corporation, where he focused on Consumer and Retail Investment Banking and provided advice on a wide range of transactions, including mergers and acquisitions, financings, restructurings and buy-side engagements. Mr. Pappas received a Bachelor of Business Administration and a Masters in Finance from Texas A&M University.

(c)
Directorships.  In the last five years, Mr. Pappas has not held any directorships in any company with a class of securities registered pursuant to section 12 of the Act or subject to the requirements of section 15(d) of the Act or in any company registered as an investment company under the Investment Company Act of 1940.

(d)
Qualifications.  Privet Fund believes that Mr. Pappas’s extensive knowledge of the capital markets, finance and investment as a result of his investment banking and investment management background will allow Mr. Pappas to bring valuable expertise to the Company’s Board.

(e)
Relationship with the Company.  Mr. Pappas has not previously been employed or held any other positions or offices or been party to any employment agreement, arrangements, transactions or other relationships with the Company or any parent, subsidiary or other affiliate of the Company.

(i)	To the best of Mr. Pappas’s knowledge, he is not related by blood, marriage or adoption to any director, employee or nominee to become a director or officer of the Company.

(ii)
Mr. Pappas is not an “interested person” under section 2(a)(19) of the Investment Company Act of 1940 and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

(f)
Stock Ownership.  As of the date hereof, Mr. Pappas is not, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 under the Act of 1934) of any securities of the Company, other than the 201,815 shares of Common Stock owned by JCP Investment Partnership, LP.  JCP Investment Partners, LP is the general partner of JCP Investment Partnership, LP; JCP Investment Holdings, LLC is the general partner of JCP Investment Partners, LP; and JCP Investment Management, LLC is the investment manager of JCP Investment Partnership, LP.  Mr. Pappas is the sole member of JCP Investment Holdings, LLC and the Managing Member of JCP Investment Management, LLC.  Accordingly, Mr. Pappas may be deemed to hold shared voting and dispositive power with respect to the shares owned by JCP Investment Partnership, LP and to be a beneficial owner of such shares.  Mr. Pappas disclaims beneficial ownership of the shares held directly by JCP Investment Partnership, LP except to the extent of his pecuniary interest therein.

(g)	Financing Arrangements. No arrangements exist for the financing of Mr. Pappas as a nominee for election as a director of the Company.

(h)
Company Legal Proceedings. There are no material pending legal proceedings to which Mr. Pappas is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

(i)	Other Legal Proceedings. During the last ten years:

(i)
No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for, the business or property of (a) Mr. Pappas, (b) any partnership in which Mr. Pappas was a general partner at or within two years before the time of such filing, or (c) any corporation or business association of which Mr. Pappas was an executive officer at or within two years before the time of such filing.

(ii)	Mr. Pappas has not been convicted in a criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and other minor offenses.

(iii)
Mr. Pappas has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(1)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)	engaging in any type of business practice; or

(3)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

(iv)
Mr. Pappas has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of Mr. Pappas to engage in any activity described in paragraph (i)(iii)(1) of this section or to be associated with persons engaged in any such activity.

(v)
Mr. Pappas has not been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law where the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated.

(vi)
Mr. Pappas has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(vii)
Mr. Pappas has not been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(1)	Any Federal or State securities or commodities law or regulation;

(2)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(3)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(viii)
Mr. Pappas has not been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

(j)
Compensation from Company.  Neither Mr. Pappas nor any associate or immediate family member has had an employment contract with or received any form of compensation, including plan and non-plan compensation, during the last three years from any person for services rendered in all capacities to the Company and its subsidiaries.

(k)
Nominee Interest in Matters to be Acted Upon.  Mr. Pappas does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than election as a director of the Company, and except for any interest arising from the ownership of securities of the Company where Mr. Pappas receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class.

(l)	Arrangements Relating to the Solicitation. Mr. Pappas was not selected as a nominee for director pursuant to any contract, arrangement or understanding with any person or company.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

CONSENT OF JAMES PAPPAS TO SERVE AS DIRECTOR

I hereby consent to being named as a nominee for election as a director of J. Alexander’s Corporation in any notice or proxy statement published by Privet Fund LP or Privet Fund Management LLC in connection with the election of directors at the 2012 annual meeting of stockholders of J. Alexander’s Corporation, to be nominated for election at such meeting and to serve as a director of J. Alexander’s Corporation if so elected.

/s/ James Pappas
James Pappas

Date: 1/28/2012

1.4	Information Required of Ben Rosenzweig

(a)	Identification of Nominee.

(i)	Full name: Benjamin Lee Rosenzweig

(ii)	Business Address: 3280 Peachtree Rd., Suite 2670, Atlanta, GA 30305

(iii)	Age: 26

(b)
Employment and Business History.   Mr. Rosenzweig is currently an Analyst at Privet Fund Management LLC, an investment firm.  Mr. Rosenzweig also currently serves as a member of the Board of Directors and the Compensation and Governance & Nominating Committees of StarTek, Inc. (NYSE: SRT), a global provider of business process outsourcing services with a market capitalization of approximately $50 million. Prior to joining Privet Fund Management LLC in September 2008, Mr. Rosenzweig served as an Investment Banking Analyst in the Corporate Finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and advisory engagements across several industries.  Mr. Rosenzweig was previously employed at Banc of America Securities and UBS.  Mr. Rosenzweig graduated magna cum laude from Emory University with a Bachelor of Business Administration degree in Finance and a Bachelor of Arts in Economics.

(c)
Directorships.  In the last five years, except as set forth in paragraph (b) above, Mr. Rosenzweig has not been a director of any company with a class of securities registered pursuant to section 12 of the Act or subject to the requirements of section 15(d) of the Act or in any company registered as an investment company under the Investment Company Act of 1940.

(d)
Qualifications.  Privet Fund believes that Mr. Rosenzweig’s experience, background and financial expertise, including extensive involvement with capital markets transactions, investments and turnaround situations, along with his board-level experience, will allow Mr. Rosenzweig to bring valuable expertise to the Company’s Board.

(e)
Relationship with the Company.  Mr. Rosenzweig has not previously been employed or held any other positions or offices or been party to any employment agreement, arrangements, transactions or other relationships with the Company or any parent, subsidiary or other affiliate of the Company.

(i)	To the best of Mr. Rosenzweig’s knowledge, he is not related by blood, marriage or adoption to any director, employee or nominee to become a director or officer of the Company.

(ii)
Mr. Rosenzweig is not an “interested person” under section 2(a)(19) of the Investment Company Act of 1940 and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

(f)
Stock Ownership.  Mr. Rosenzweig is not the beneficial owner (as defined in Rule 13d-3 under the Act of 1934) of any securities of the Company other than the 3,029 shares of Common Stock Mr. Rosenzweig owns personally.

(g)	Financing Arrangements. No arrangements exist for the financing of Mr. Rosenzweig as a nominee for election as a director of the Company.

(h)
Company Legal Proceedings. There are no material pending legal proceedings to which Mr. Rosenzweig is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

(i)	Other Legal Proceedings. During the last ten years:

(i)
No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for, the business or property of (a) Mr. Rosenzweig, (b) any partnership in which Mr. Rosenzweig was a general partner at or within two years before the time of such filing, or (c) any corporation or business association of which Mr. Rosenzweig was an executive officer at or within two years before the time of such filing.

(ii)	Mr. Rosenzweig has not been convicted in a criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and other minor offenses.

(iii)
Mr. Rosenzweig has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(1)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)	engaging in any type of business practice; or

(3)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

(iv)
Mr. Rosenzweig has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of Mr. Rosenzweig to engage in any activity described in paragraph (i)(iii)(1) of this section or to be associated with persons engaged in any such activity.

(v)
Mr. Rosenzweig has not been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law where the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated.

(vi)
Mr. Rosenzweig has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(vii)
Mr. Rosenzweig has not been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(1)	Any Federal or State securities or commodities law or regulation;

(2)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(3)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(viii)
Mr. Rosenzweig has not been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

(j)
Compensation from Company.  Neither Mr. Rosenzweig nor any associate or immediate family member has had an employment contract with or received any form of compensation, including plan and non-plan compensation, during the last three years from any person for services rendered in all capacities to the Company and its subsidiaries.

(k)
Nominee Interest in Matters to be Acted Upon.  Mr. Rosenzweig does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than election as a director of the Company, and except for any interest arising from the ownership of securities of the Company where Mr. Rosenzweig receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class.

(l)	Arrangements Relating to the Solicitation. Mr. Rosenzweig was not selected as a nominee for director pursuant to any contract, arrangement or understanding with any person or company.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

CONSENT OF BEN ROSENZWEIG TO SERVE AS DIRECTOR

I hereby consent to being named as a nominee for election as a director of J. Alexander’s Corporation in any notice or proxy statement published by Privet Fund LP or Privet Fund Management LLC in connection with the election of directors at the 2012 annual meeting of stockholders of J. Alexander’s Corporation, to be nominated for election at such meeting and to serve as a director of J. Alexander’s Corporation if so elected.

/s/ Ben Rosenzweig
Ben Rosenzweig

Date: 1/30/2012

2.	Stock Ownership Information

2.1	Nominee Stock Ownership

Each Nominee’s ownership of the Company’s securities is as follows:

Stockholder	Shares Owned	Title and Class	Nature of Ownership	Percent of Class1
Todd Diener	0	N/A	N/A	N/A
Ryan Levenson	547,881	Common Stock	Beneficial	9.1%
James Pappas	201,815	Common Stock	Beneficial	3.4%
Ben Rosenzweig	3,029	Common Stock	Beneficial	Less than 1%
1 Calculated based on 5,993,453 total shares of Common Stock outstanding as of November 14, 2011, derived from the Company’s latest 10-Q for the quarterly period ended October 2, 2011.

2.2	Proposed Participant 2-Year Trading History

(a)           Privet Fund LP

Trade Date	Nature of Transaction (Purchase/Sale)	Number of Shares	Price Per Share1
12/13/11	Purchase	50,000	$5.8300
11/22/11	Purchase	1,700	$5.6000
11/18/11	Purchase	1,300	$5.5985
11/17/11	Purchase	3,550	$5.6810
11/16/11	Purchase	309	$5.6300
11/15/11	Purchase	428	$5.5531
11/3/11	Purchase	100,000	$6.0000
11/1/11	Purchase	27,661	$6.7365
10/31/11	Purchase	65	$6.6500
10/28/11	Purchase	4,400	$6.7908
10/27/11	Purchase	1,000	$6.5660
10/26/11	Purchase	13,766	$6.5902
10/25/11	Purchase	6,398	$6.2380
10/24/11	Purchase	20,946	$6.1117
10/4/11	Purchase	5,120	$5.9977
10/3/11	Purchase	6,700	$5.9500
9/30/11	Purchase	3,300	$6.1952
9/29/11	Purchase	3,940	$5.8031
9/26/11	Purchase	1,693	$6.1455
9/23/11	Purchase	2,172	$5.9876

9/22/11	Purchase	2,988	$5.9989
9/21/11	Purchase	2,474	$6.1083
9/7/11	Purchase	3,120	$6.2995
9/2/11	Purchase	100,297	$6.2506
8/30/11	Purchase	13,000	$6.7093
8/29/11	Purchase	7,562	$6.6420
8/26/11	Purchase	2,292	$6.4703
8/25/11	Purchase	3,500	$6.3163
8/24/11	Purchase	35,881	$6.0290
8/23/11	Purchase	4,118	$5.9010
8/22/11	Purchase	8,300	$5.8799
8/18/11	Purchase	9,425	$5.5900
8/15/11	Purchase	1,200	$5.6445
8/12/11	Purchase	5,300	$5.6979
8/11/11	Purchase	2,171	$5.5478
8/10/11	Purchase	3,611	$5.1069
8/5/11	Purchase	3,800	$5.5900
8/4/11	Purchase	5,500	$5.5104
7/28/11	Purchase	400	$6.5725
7/26/11	Purchase	2,000	$6.6680
7/21/11	Purchase	2,800	$6.4100
7/11/11	Purchase	1,367	$6.4100
6/23/11	Purchase	1,400	$6.9079
6/16/11	Purchase	600	$6.2300
6/15/11	Purchase	5,005	$6.1956
6/14/11	Purchase	7,798	$6.1083
6/13/11	Purchase	1,314	$6.0336
6/8/11	Purchase	200	$6.0450
6/3/11	Purchase	400	$5.9950
6/2/11	Purchase	2,400	$6.0900
6/1/11	Purchase	3,000	$6.0497
5/31/11	Purchase	9,600	$6.1047
5/27/11	Purchase	2,300	$5.9675
5/26/11	Purchase	1,719	$5.8994
5/25/11	Purchase	10,234	$5.8458

1 Not including any brokerage fees.

(b)           Privet Fund Management LLC

Trade Date	Nature of Transaction (Purchase/Sale)	Number of Shares	Price Per Share1
12/13/2011	Purchase	400	$5.91
12/13/2011	Purchase	100	$5.756
12/13/2011	Purchase	10	$5.76
12/13/2011	Purchase	141	$5.896
12/13/2011	Purchase	549	$5.89
12/12/2011	Purchase	1,000	$5.88
12/12/2011	Purchase	100	$5.76
12/12/2011	Purchase	100	$5.919
12/8/2011	Purchase	700	$5.8189
12/8/2011	Purchase	100	$5.849
12/8/2011	Purchase	1,300	$5.85
12/7/2011	Purchase	100	$5.79
12/7/2011	Purchase	400	$5.745
12/7/2011	Purchase	600	$5.79
12/7/2011	Purchase	400	$5.7841
12/7/2011	Purchase	3,200	$5.75
12/7/2011	Purchase	286	$5.7
12/7/2011	Purchase	1,200	$5.699
12/6/2011	Purchase	22	$5.71
12/5/2011	Purchase	4,687	$5.69
12/2/2011	Purchase	1,426	$5.65
12/1/2011	Purchase	600	$5.61
11/30/2011	Purchase	3,336	$5.55
11/30/2011	Purchase	200	$5.54
11/30/2011	Purchase	300	$5.53
11/30/2011	Purchase	100	$5.6299
11/30/2011	Purchase	5,000	$5.6399

1 Not including any brokerage fees.

(c)           Ben Rosenzweig

Trade Date	Nature of Transaction (Purchase/Sale)	Number of Shares	Price Per Share1
11/9/2011	Purchase	340	$6.00
11/9/2011	Purchase	995	$6.00
9/27/2011	Purchase	1,694	$6.00

1 Not including any brokerage fees.

(d)           James Pappas - JCP Investment Partnership, LP

Trade Date	Nature of Transaction (Purchase/Sale)	Number of Shares	Price Per Share1
1/31/2012	Purchase	2,700	$6.5996
1/20/2012	Purchase	400	$6.50
1/18/2012	Purchase	300	$6.34
1/17/2012	Purchase	332	$6.50
1/10/2012	Purchase	2,925	$6.65
1/4/2012	Purchase	400	$6.25
1/3/2012	Purchase	1,200	$6.24
12/30/2011	Purchase	1,697	$6.24
12/29/2011	Purchase	500	$6.25
12/28/2011	Purchase	2,973	$6.25
12/27/2011	Purchase	300	$6.25
12/23/2011	Purchase	8,153	$6.22
12/22/2011	Purchase	1,800	$6.21
12/13/2011	Purchase	178,135	$5.83

1 Not including any brokerage fees.